UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2012 (April 12, 2012)

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Holger Way

San Jose, CA 95134

(Address, including zip code, of principal executive offices)

(408) 333-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Brocade Communications Systems, Inc. (“Brocade”) was held on April 12, 2012 in San Jose, California and was adjourned until April 20, 2012 with respect to the vote on Brocade’s proposal to increase the number of shares available for grant under its 2009 Stock Plan, which matter appeared as Proposal Three in Brocade’s definitive proxy statement filed on February 24, 2012 (the “Proxy Statement”).

At the reconvened session of the Annual Meeting, Brocade’s stockholders approved an amendment to the 2009 Stock Plan to increase the number of shares available for grant under the 2009 Stock Plan by 35,000,000 shares. Brocade’s 2009 Stock Plan is described in the Proxy Statement.

The results of the voting on Proposal Three are as follows:

3. To approve an amendment to the 2009 Stock Plan.

Votes For	Votes Against	Votes Abstaining	Broker Non-Vote
198,190,948	137,377,601	839,768	78,212,314

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

Date: April 20, 2012	By:	/s/ Tyler Wall
Tyler Wall
Vice President, General Counsel and Corporate Secretary

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